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                                                                EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Experts" and to the use of our report dated April 17, 1997 (except Note 6, as to which the date is June 19, 1997, and Note 7, as to which the date is August 1, 1997) with respect to the financial statements of Universal Fabricators Incorporated, and our report dated July 17, 1997 (except for Notes 2 and 3, as to which the date is August 1, 1997), with respect to the balance sheet of UNIFAB International, Inc., in the Registration Statement (Form S-1) and related Prospectus of UNIFAB International, Inc. for the registration of 3,237,250 shares of its common stock.


                                                Ernst & Young LLP

New Orleans, Louisiana

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The foregoing consent is in the form that will be signed upon completion of the agreements described in Note 7 to the financial statements of Universal Fabricators Incorporated and Notes 2 and 3 to the balance sheet of UNIFAB International, Inc.


                                                /s/ ERNST & YOUNG LLP
                                                ---------------------

                                                    Ernst & Young LLP

New Orleans, Louisiana
July 17, 1997